EXHIBIT (a)(1)(vi)
Screen Shots of Offer Website

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SUMMARY OF STOCK OPTION EXCHANGE PROGRAM
Below is a summary of some aspects of the Delek US Holdings, Inc. Stock Option Exchange Program (the “Offer”) that may help familiarize you with its principal terms. Full details of the Offer can be found in the Offering Memorandum Relating to Our Offering to Exchange Certain Outstanding Options to Purchase Common Stock for Replacement Options to Purchase Common Stock (the “Offering Memorandum”) and related documents, copies of which are included in a Schedule TO filed with the Securities and Exchange Commission on May 13, 2009 and are available on the Offer website at https://delekus.equitybenefits.com/. Participation is voluntary and involves risks that are discussed in the Offering Memorandum. We believe that the Offer may be important to you and urge you to take the time to study the materials and make an informed decision about whether to participate.
o	You may only exchange outstanding options to purchase shares of our Common Stock that were granted under our 2006 Long-Term Incentive Plan prior to May 1, 2009 with an exercise price greater than or equal to $16.00.

o	The number of shares subject to the replacement options you receive compared to the number of shares subject to the options you surrender will be based on the following exchange ratios:

	Exchange Ratio
Exercise Price of	(Replacement Options as a	Replacement Options To Be
Surrendered Eligible	Percentage of Surrendered	Issued Per 100 Eligible
Options	Eligible Options)	Options Surrendered
$16.00	67%	67
$16.01 - $20.99	57%	57
$21.00	50%	50
$21.01 - $25.99	44%	44
$26.00+	31%	31
o	The replacement options will retain the expiration date and vesting schedule of the corresponding surrendered options except that all replacement options will be subject to a minimum six month vesting requirement. Thus, if a portion of a surrendered option is vested or is scheduled to vest within six months of the replacement option grant date (which grant date is expected to be June 10, 2009), the corresponding portion of the replacement option will vest six months from the grant date (which vesting date is expected to be December 10, 2009).

o	If you choose to participate in the Offer, you must access, and follow the instructions on, the Offer website. The Offer website provides you with certain information about your eligible options, including the grant date, the exercise price, the number of shares subject to the option and the election alternatives available to you.

o	If you are unable to submit your election electronically via the Offer website as a result of technical failures of the Offer website (such as the Offer website being unavailable or the Offer website not accepting your election), or if you do not otherwise have access to the Offer website for any reason

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(including lack of access to internet services), you may make your election by obtaining a paper election from, and returning a completed paper election form, by facsimile or hand delivery, to the Option Exchange Administrator at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, TN 37027, facsimile number (615) 435-1271, e-mail option.exchange@delekus.com.

o	If you choose to participate in the Offer, you must make your election (whether electronically or otherwise) before the expiration of the Offer at 10:00 p.m., Central Time, on June 10, 2009 (unless the Offer is extended). We will not accept delivery of any election after the expiration of the Offer. Documents submitted by United States mail, FedEx, UPS, DHL or similar delivery service are not permitted.

o	If we have not received your properly documented election before the Offer expires, you will be deemed to have declined the Offer. If you choose (whether expressly or otherwise) not to participate in the Offer, you will retain your current options under their current terms and conditions.
The Offer is made under the terms and subject to the conditions set forth in the Offering Memorandum, the related Election Form and other documents available on the Offer website. You should carefully read all of these documents before you decide whether to participate in the Offer. If you have questions, please contact the Option Exchange Administrator as indicated above.

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EXHIBIT (a)(1)(vi)

Need Help? EMAIL:option.exchange@delekus.com
DELEK US HOLDINGS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR REPLACEMENT OPTIONS
ELECTION FORM
THIS OFFER EXPIRES AT 10:00 P.M., CENTRAL TIME, ON JUNE 10, 2009
UNLESS THE OFFER IS EXTENDED
Name :
Exchange ID :
Before signing this Election Form, please make sure you received, read and understood the documents that constitute this Offer, including (1) the Offering Memorandum Relating to Our Offer to Exchange Certain Outstanding Options to Purchase Common Stock for Replacement Options to Purchase Common Stock (referred to as the “Offering Memorandum”, and the offer described in the Offering Memorandum and related documents is referred to as the “Offer”); (2) the e-mail from Kathy Roadarmel dated May 13, 2009; (3) the Summary of the Option Exchange Program; (4) the Instructions Forming Part of the Terms and Conditions of the Offer (the “Instructions”); (5) this Election Form; and (6) the Agreement to Terms of Election (“Election Agreement”) before completing and signing this Election Form. The Offer is subject to the terms of these documents as they may be amended. The Offer provides holders of eligible stock options the opportunity to exchange these options for replacement options as described in the Offering Memorandum. This Offer expires at 10:00 p.m., Central Time, on June 10, 2009, unless it is extended. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.
If you wish to participate in the Offer with respect to any Eligible Option listed below, please check the “Yes” box in the corresponding “Exchange Entire Eligible Option” column. If the “No” box is checked, the corresponding Eligible Option will not be exchanged and will remain outstanding subject to its original terms. You must sign, date and deliver this completed Election Form to the Option Exchange Administrator via hand delivery or facsimile by 10:00 p.m., Central Time, on June 10, 2009 in accordance with the Instructions.

Grant Date of Eligible
Option	Exercise Price Per Share	Share Subject to Eligible	Exchange Entire Eligible
(mm/dd/yyyy)	($)	Options	Option
Yes No
Yes No

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EXHIBIT (a)(1)(vi)
If you elect to exchange an Eligible Option, the number of shares of Common Stock subject to the replacement options you receive compared to the number of shares of Common Stock subject to the options you surrender will be based on the following exchange ratios:

	Exchange Ratio
Exercise Price of	(Replacement Options as a	Replacement Options To Be
Surrendered Eligible	Percentage of Surrendered	Issued Per 100 Eligible
Options	Eligible Options)	Options Surrendered
$16.00	67%	67
$16.01 - $20.99	57%	57
$21.00	50%	50
$21.01 - $25.99	44%	44
$26.00+	31%	31
The replacement options will retain the expiration date and vesting schedule of the corresponding surrendered options except that all replacement options will be subject to a minimum six month vesting requirement. Thus, if a portion of a surrendered option is vested or is scheduled to vest within six months of the replacement option grant date (which granted date is expected to be June 10, 2009), the corresponding portion of the replacement option will vest six months from the grant date (which vesting date is expected to be December 10, 2009). See the Offering Memorandum for further details.
BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.
In making this election, you agree that we may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to us and to any third parties assisting us with the Offer, and these recipients may be located in the United States or elsewhere.
Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the expiration of the Offer (which is expected to be at 10:00 p.m., Central Time, on June 10, 2009 unless we extend the Offer). The last valid election in place prior to the expiration of the Offer shall control.
Your signature and submission of this Election Form indicates that you have read and agreed to the Agreement to the Terms of Election attached hereto.

Signature of Optionee or Authorized Signatory

Optionee’s Name (please print in full)

Date: , 2009

Address:

E-Mail Address:

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EXHIBIT (a)(1)(vi)
Deliver this entire Election Form to the Option Exchange Administrator by hand delivery or facsimile number (615) 435-1271 no later than 10:00 P.M., central time, on June 10, 2009 (unless the Offer is extended).
Delivery of your paper Election Form other than by facsimile to (615) 435-1271 or by hand delivery to Option Exchange Administrator, Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, TN 37027 will not constitute valid delivery.
DELEK US HOLDINGS, INC.
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1.	Delivery of Election Form. A properly completed and duly executed Election Form must be received by the Option Exchange Administrator before the expiration of the Offer at 10:00 p.m. Central Time on June 10, 2009 (unless the Offer is extended). We will not accept delivery of any Election Form after expiration of the Offer. If we do not receive a properly completed and duly executed Election Form (either electronically through the Offer website at https://delekus.equitybenefits.com/ (the “Offer Website”) or through a paper Election Form) from you before the expiration of the Offer, we will not accept your Eligible Options for exchange and such Eligible Options will not be exchanged pursuant to this Offer. If you are not able to submit your election electronically via the Offer Website as a result of technical failures, such as the Offer Website being unavailable or the Offer Website not accepting your election, or if you do not otherwise have access to the Offer Website for any reason (including lack of access to internet services), you must complete a paper Election Form and return it to the Option Exchange Administrator, by facsimile or by hand delivery, at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, TN 37027, facsimile number (615) 435-1271, e-mail option.exchange@delekus.com before the expiration of the Offer at 10:00 p.m., Central Time, on June 10, 2009 (unless the Offer is extended). To obtain a paper Election Form, please either print the Election Form from the Offer Website or contact the Option Exchange Administrator as indicated above. We intend to confirm the receipt of your Election Form by e-mail within two U.S. business days. If you have not received an e-mail confirmation that we received your response, we recommend that you confirm that we have received your Election Form. Following the close of the second U.S. business day after making your election, you may contact the Option Exchange Administrator to confirm our receipt of your Election Form. You may change your election after you have submitted an Election Form by submitting a new Election Form at any time before the expiration of the Offer at 10:00 p.m., Central Time, on June 10, 2009 (unless the Offer is extended). If we extend the expiration of the Offer, you may submit a new Election Form with respect to some or all of your Eligible Options at any time until the extended Offer expires. You may change your election as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before the expiration of the Offer at 10:00 p.m. Central Time on June 10, 2009 (unless the Offer is extended). To validly change your election, you must either (a) access the Offer Website and complete and deliver a new Election Form electronically or (b) complete and deliver a new paper Election Form to the Option Exchange Administrator, by facsimile or hand delivery, at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, TN 37027, facsimile number (615) 435-1271, e-mail option.exchange@delekus.com prior to the expiration of the Offer. You should print or make a copy of all Election Forms and confirmation statements (if you submit electronically) and keep those documents with your other records for the Offer. Participation in the Offer is voluntary. If you decline to exchange some or all of your Eligible Options pursuant to the Offer, you will retain the Eligible Options under their original terms.

2.	Exchange. If you intend to exchange your Eligible Options pursuant to the Offer, you must (a) access your account at the Offer Website and properly complete and duly execute the Election Form or (b) complete and properly submit a duly executed and dated paper Election Form.

3.	Signatures on This Election Form. You must electronically sign the Election Form if you submit your election through the Offer Website. If you submit a paper Election Form you must physically sign the Election Form.

4.	Requests for Assistance or Paper Copies. If you need paper copies of the Offer documents or the Election Forms, you should contact the Option Exchange Administrator at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, TN 37027, facsimile number (615) 435-1271, e-mail option.exchange@delekus.com.

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EXHIBIT (a)(1)(vi)
Copies will be furnished to you promptly at our expense. You can also view and print documents at the Offer Website. For questions concerning this Offer, please contact the Option Exchange Administrator as indicated above.
5.	Reservation of Rights. We reserve the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this Offer is open, we will provide written notice of the extension and delay, as described below. If we extend the expiration date of the Offer, we will also extend your right to make or withdraw elections with respect to Eligible Options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 8:00 a.m., Central Time, on the next U.S. business day after the previously scheduled expiration date. We also reserve the right, in our reasonable judgment, before the expiration date, to terminate the Offer by giving written notice of the termination to you or by making a public announcement of the termination. Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.

6.	Important Tax Information. If you are a United States tax resident, you should refer to Section 13 of the Offering Memorandum, which contains material U.S. federal income tax information concerning the Offer. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer.

7.	Copies. You should print or otherwise make a copy of this Election Form after you have completed and electronically signed it, and retain it for your records.

8.	Paper Delivery. If you are unable to submit your election electronically via the Offer Website as a result of technical failures of the Offer Website (such as the Offer Website being unavailable or the Offer Website not accepting your election) or if you do not otherwise have access to the Offer Website for any reason (including lack of access to internet services), you must complete a paper Election Form and return it to the Option Exchange Administrator, by facsimile or hand delivery, at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, TN 37027, facsimile number (615) 435-1271, e-mail option.exchange@delekus.com before the expiration of the Offer at 10:00 p.m., Central Time, on June 10, 2009 (unless the Offer is extended). To obtain a paper Election Form, please either print this Election Form or contact the Option Exchange Administrator as indicated above.
IMPORTANT:
In order for you to participate in the Offer, a valid, completed and signed Election Form must be received by the Option Exchange Administrator before the expiration of the Offer at 10:00 p.m., Central Time, on June 10, 2009 (unless the Offer is extended).

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EXHIBIT (a)(1)(vi)

Need Help? EMAIL:option.exchange@delekus.com
OPTION EXCHANGE PROGRAM
EXCHANGE ELECTION REVIEW
You have made the following elections with respect to your Eligible Options:

Grant Date of Eligible
Option	Exercise Price Per Share	Share Subject to Eligible	Exchange Entire
(mm/dd/yyyy)	($)	Options	Eligible Option

Yes No
Yes No

Is this information correct? If yes, click PROCEED TO CONFIRMATION to continue. If no, click RETURN TO PREVIOUS SCREEN.

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EXHIBIT (a)(1)(vi)

Need Help? EMAIL:option.exchange@delekus.com
AGREEMENT TO TERMS OF ELECTION
 BY PARTICIPATING IN THE DELEK US HOLDINGS, INC. OPTION EXCHANGE PROGRAM (THE “OFFER”), YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS.
If you would like to participate in the Offer, please indicate your election by checking the applicable boxes on the Election Form and, if submitting a paper Election Form, please return the completed and signed Election Form to the Option Exchange Administrator, by facsimile or hand delivery, at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, TN 37027, facsimile number (615) 435-1271, e-mail option.exchange@delekus.com before the expiration of the Offer at 10:00 p.m., Central Time, on June 10, 2009 (unless the Offer is extended). You may withdraw this election by submitting a new properly executed Election Form prior to the expiration of the Offer.
By electing to exchange your options to purchase shares of our Common Stock that were granted under our 2006 Long-Term Incentive Plan prior to May 1, 2009 with an exercise price greater than or equal to $16.00 (“Eligible Options”), you acknowledge, understand and agree to the following:
1.	You understand that the Offer will expire at 10:00 p.m. Central Time on June 10, 2009 unless we, in our discretion, extend the period of time during which the Offer will remain open.

2.	You agree to surrender each Eligible Option marked for exchange in return for a replacement option as indicated on the Election Form in accordance with the terms of the Offer as set forth in the Offering Memorandum Relating to Our Offer to Exchange Certain Outstanding Options to Purchase Common Stock for Replacement Options to Purchase Common Stock (the “Offering Memorandum”), dated May 13, 2009, of which you acknowledge receipt.

3.	You understand that, in accordance with the terms of the Offer, each Eligible Option marked for exchange on the Election Form will be cancelled and a replacement option will be granted upon the expiration of the Offer.

4.	You understand that, if your eligibility ends before we grant replacement options to you, you will not receive any replacement options and will keep your Eligible Options in accordance with their original terms and conditions.

5.	You understand that (a) you will have the right to amend the elections that you make with respect to your Eligible Options until the Offer expires, (b) once the Offer expires, you will be unable to amend your elections, (c) the last properly submitted election (whether electronically or in paper form) prior to the expiration of the Offer shall be binding and (d) you may withdraw tendered Eligible Options at any time before the Offer expires.

6.	You agree that the tender of some or all of your Eligible Options will constitute your acceptance of all of the terms and conditions of the Offer, and our acceptance of your Eligible Options pursuant to the Offer will constitute a binding agreement upon the terms and subject to the conditions of the Offer.

7.	You represent that you are the registered holder of the Eligible Options tendered, and that your name and other information appearing on the Election Form are true and correct.

8.	You understand that are not required to tender any of your Eligible Options pursuant to the Offer.

9.	You understand that we and/or any independent firms hired by us with respect to the Offer cannot give you legal, tax or investment advice with respect to the Offer, and that you have been advised to consult with your own legal, tax and investment advisors as to the consequences of participating or not

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participating in the Offer.

10.	You understand that, under certain circumstances set forth in the Offering Memorandum, we may terminate or amend the Offer and postpone its acceptance of the Eligible Options you have elected to exchange. If Eligible Options tendered pursuant to the Offer are not accepted for exchange, you understand that such options will continue to be governed by their original terms and conditions.

11.	You understand that, if you do not clearly mark the box electing to exchange each of your Eligible Options on the Election Form, such Eligible Options will not be exchanged.
We make no recommendation as to whether or not you should exchange your Eligible Options. You must make your own decision whether to tender your Eligible Options, taking into account your personal circumstances and preferences. Past and current market prices of our Common Stock may provide little or no basis for predicting what the market price of our Common Stock will be when we grant replacement options to you in exchange for your tendered Eligible Options or at any other time in the future. We cannot assure you that the market price of our Common Stock will be greater than the exercise price of the replacement options when you decide to exercise the replacement options.
For more information, please read the Offering Memorandum; the e-mail from Kathy Roadarmel dated May 13, 2009; the Summary of Stock Option Exchange Program; the Instructions; and the Election Form.
Email Address:
     Exchange ID:

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EXHIBIT (a)(1)(vi)

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OPTION EXCHANGE PROGRAM
PRINT CONFIRMATION
Name :
Exchange ID :
Date :
YOUR ELECTION HAS BEEN RECORDED AS FOLLOWS:

Grant Date of Eligible
Option	Exercise Price Per Share	Share Subject to Eligible	Exchange Entire Eligible
(mm/dd/yyyy)	($)	Options	Option

No
Yes
PRINT THIS PAGE FOR YOUR RECORDS by clicking the PRINT A CONFIRMATION button below. This will serve as your Election Confirmation Statement in the event this website does not register your election or email you an “Election Confirmation Statement” within one business day after your submission. If you do not receive a confirmation email within one business day after your submission please forward a copy of your printed Election Confirmation Statement via email to option.exchange@delekus.com.
AFTER YOUR CONFIRMATION HAS PRINTED, CLICK “LOGOUT.”

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